Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-57220) of Energy East Corporation of our report dated June 24, 2004 relating to the financial statements of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

New York, New York

June 28, 2005